Exhibit 99.2

Filed by Horizon Bancorp, Inc.  pursuant to
Rule 425 under the Securities Act of 1933

Subject Company: Horizon Bancorp, Inc.
Commission File No. 000-10792
   Horizon Expands Presence in Indiana Through Acquisition of Salin Bancshares, Inc.

  FORWARD LOOKING STATEMENTS This presentation may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon Bancorp, Inc. and its affiliates (collectively, “Horizon” or “HBNC”). For these statements, Horizon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in the presentation materials should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in Horizon’s Annual Report on Form 10-K. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.   Disclosures

  ADDITIONAL INFORMATION FOR SHAREHOLDERS In connection with the proposed merger, Horizon will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a proxy or information statement, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY OR INFORMATION STATEMENT REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The proxy or information statement and other relevant materials (when they become available), and any other documents Horizon has filed with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents Horizon has filed with the SEC from Horizon at www.horizonbank.com under the tab “About Us – Investor Relations – Documents – SEC Filings.” Alternatively, these documents, when available, can be obtained free of charge from Horizon upon written request to Horizon Bancorp, Attn: Shareholder Relations, 515 Franklin Street, Michigan City, Indiana 46360 or by calling (219) 879-0211. The information available through Horizon’s website is not and shall not be deemed part of this presentation or incorporated by reference into other filings Horizon makes with the SEC. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Horizon and Salin Bancshares, Inc. (“SBI”) and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SBI in connection with the proposed merger. Information about the directors and executive officers of Horizon is set forth in Horizon’s Annual Report on Form 10-K filed with the SEC on February 28, 2018, and in the proxy statement for Horizon’s 2018 annual meeting of shareholders, as filed with the SEC on March 16, 2018. Additional information regarding the interests of these participants and any other persons who may be deemed participants in the transaction may be obtained by reading the proxy or information statement regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.  Disclosures

   4  Salin Bancshares, Inc.  Company Profile  Headquartered in Indianapolis, Indiana; founded in 1902 Branch presence in central and northern Indiana markets that are of strategic importance to HorizonSuperb deposit base – non-CD deposits represent more than 90% of total deposits and non-interest bearing deposits equal approximately 27% of total deposits(1)Clean balance sheet with NPAs to total assets of 0.64% and LLR’s to gross loans of 1.36%(1)Pro forma the combined company will have a top 7 deposit market share for banks headquartered in Indiana  Financial Highlights(1)        ($000s)  2016  2017  LTM 6/30/18  Assets  $865,831  $868,405  $893,097  Loans  596,258  620,111  605,261  Deposits  691,653  673,389  725,411  Net Income(2)  5,681  4,742  3,754  ROAA(2)  0.70%  0.55%  0.43%  TCE/TA  10.51%  10.64%  10.09%  NPAs/Assets  0.71%  0.82%  0.64%    HBNC(3)  Salin(1)  Pro Forma  Locations  66  20  86  Assets  $4,151 M  $893 M  $5,044 M  Loans  $2,940 M  $605 M  $3,545 M  Deposits  $3,129 M  $725 M  $3,844 M  Pending Salin BranchesHBNC Branches  Source: S&P Global Market Intelligence; 2018 FDIC Summary of DepositsBased on bank-level regulatory data as of June 30, 2018 (2) Tax-effected at 21% based on S-Corp status (3) HBNC financials as of September 30, 2018

Compelling Rationale

Strategic

- Well-positioned 115+ year old franchise in central and northern Indiana that complements Horizon's existing markets
- Enhances Horizon's presence in the attractive Fort Wayne, Columbus, and Indianapolis locales along with numerous locations along-and-between the I-65 and I-69 corridors
- Attractive core deposit base with ~27% of total deposits in non-interest bearing accounts

Financial

- Cost savings 45% fully phased-in
- EPS accretion of ~7.2% in 2020 (first full year of fully phased-in cost saves)
- Minimal tangible book value dilution earned-back in ~3.1 years (crossover method)
- Internal rate of return 25%+

Risk Profile

- Thorough due diligence process completed (80.7% of commercial loan portfolio reviewed)
- Plan to retain key personnel to assist in transition and integration
- Detailed expense and business review completed
- Experienced Acquirer – Horizon's 14th acquisition since July 2003

EXCEPTIONAL SERVICE • SENSIBLE ADVICE® 5

 Notable Employers    6  Salin’s Premier Markets  Counties in which Salin operates have a weighted average projected household income change from 2019-2024 of 10.25% (National average is 8.82% and HBNC average is 9.81%)Operate in MSA’s with a combined population of just under 3 millionDiverse and robust operating markets that are home to numerous industries and significant Fortune 500 employers Unemployment rates in key operating markets well-below national average   Market Commentary  Source: S&P Global Market Intelligence; 2018 FDIC Summary of Deposits; Hoosier Data Website

   7  Merger Summary  Based on Horizon’s closing price of $16.95 as of 10/26/2018274.5456 Salin shares outstanding  Horizon Bancorp Acquiring Salin Bancshares, Inc.    Consideration Mix(1)  82% stock, 18% cash  Consideration Structure  23,907.5 HBNC shares and $87,417.17 in cash for each outstanding Salin share(2)  Aggregate Deal Value(1)  $135.3 million  Termination Fee   $9.6 million  Required Approvals  Customary regulatory and Salin shareholder approval  Anticipated Closing  First quarter of 2019

   8  Transaction Pricing  Source: S&P Global Market IntelligenceNationwide bank & thrift transactions announced after 12/31/2016 with targets’ assets between $600.0 million and $1.5 billion, TCE/TA Ratio less than 11.0%, LTM ROAA less than 0.70% and excluding transactions where pricing information is unavailableTax-effected at 21% based on S-Corp status  Metric  HBNC/Salin  Median ComparableTransactions(1)  Price/ Tangible Book Value  168%  183%  Price/ LTM Earnings(2)  37.1x  28.0x  Price/ 2019 Earnings + Cost Savings  8.7x  NA  Core Deposit Premium  7.6%  12.6%

   9  Transaction Assumptions  Category  Assumption  Cost saves  45% fully phased-in (80% realized in 2019, 100% thereafter)  Fair Market Value Adjustments and Purchase Accounting  Non-accretable: -$6.1 million or 1.0% of loansAccretable: -$3.8 million or 0.6% of loansOREO: -$150 thousandFixed Assets: -$1.7 millionTrust Preferred: $2.4 million  Core deposit intangibles  $13.7 million or 2.0% of core deposits(1)  Facilities  Potential branch consolidation  Pre-tax deal charges  $11.7 million  Defined as all non-time deposits

Cost Savings

- Thorough analysis of cost savings factoring in:
  - Elevated expense structure
  - Potential branch consolidation
  - Duplicative executive, back office and technology functions
  - Horizon's considerable experience integrating acquisitions
  - All Salin retail branch personnel who meet Horizon's hiring standards will be retained
- Significant sources of savings:
  - Branch consolidation
  - Consolidation of back office infrastructure and processing systems
  - Alignment of business models

Breakdown of Estimated Cost Saves[(1)]



Advertising 2%
Professional Fees 6%
Other 9%
Data Processing 11%
Salaries, Wages, & Benefits 55%
Premises & Fixed Assets 17%

Cost Savings Phase-In[(1)]



100.0%
75.0%
50.0%
80.0%
100.0%
2019
2020+

(1) Company estimates

EXCEPTIONAL SERVICE • SENSIBLE ADVICE® 10

A Company on the Move

Organic Expans. (11)	St. Joseph, S. Bend, Elkhart, Merrillville	Kalamazoo	Indianapolis	Carmel	Ft. Wayne, Grand Rapids	Columbus,[1] Noblesville,[2] Holland [3]
M&A (13)	Anchor Mtg., Alliance	American Trust	Heartland	1st Mtg., Summit, Peoples	Farmers, LaPorte, CNB	Bargersville, Lafayette, Wolverine

(1) Columbus, Ohio location closed February 2018.
(2) Noblesville, Indiana loan production office opened during the second quarter of 2018 and converted to a full-service location during the third quarter of 2018.
(3) Holland, Michigan loan production office opened during the second quarter of 2018.

EXCEPTIONAL SERVICE • SENSIBLE ADVICE ®

Growth Opportunities Abound


Growth Markets
Future Markets
Great Lakes Bay
Grand Rapids/ Holland
Michigan
SE Michigan
Kalamazoo
Ann Arbor
South Bend
NW Indiana
Warsaw
Fort Wayne
NW Ohio
Illinois
Lafayette
Indiana
Ohio
Indianapolis
esri

© 2018 S&P Global Market Intelligence All rights reserved. Esri, HERE, DeLorme, MapmyIndia, © OpenStreetMap contributors

EXCEPTIONAL SERVICE • SENSIBLE ADVICE® 12

13  Appendix

 Source: S&P Global Market Intelligence. Data based on regulatory filings as of 6/30/2018            14  Loan Portfolio Composition

         15    Deposit Composition  Source: S&P Global Market Intelligence. Data based on regulatory filings as of 6/30/2018

         16    Salin Financial Highlights  Source: S&P Global Market IntelligenceNote: Salin financials based on bank-level regulatory filingsTax-effected at 21% based on S-Corp statusNPAs exclude restructured loans

 If you have questions please contact:Mark SecorChief Financial Officer515 Franklin StreetMichigan City, IN 46360(219) 873-2611